Exhibit 4.1


                                KCS ENERGY, INC.

                          7 1/8 % Senior Notes due 2012





                                    INDENTURE

                            Dated as of April 1, 2004




                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee






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                                TABLE OF CONTENTS


                                    ARTICLE I

              DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1        Definitions......................................................................1
Section 1.2        Other Definitions...............................................................30
Section 1.3        Incorporation by Reference of Trust Indenture Act...............................31
Section 1.4        Rules of Construction...........................................................31

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1        Form and Dating.................................................................32
Section 2.2        Execution and Authentication....................................................33
Section 2.3        Registrar and Paying Agent......................................................34
Section 2.4        Paying Agent To Hold Money in Trust.............................................35
Section 2.5        Holder Lists....................................................................35
Section 2.6        Transfer and Exchange...........................................................35
Section 2.7        Replacement Securities..........................................................49
Section 2.8        Outstanding Securities..........................................................49
Section 2.9        Temporary Securities............................................................50
Section 2.10       Cancellation....................................................................50
Section 2.11       Defaulted Interest..............................................................50
Section 2.12       CUSIP Numbers...................................................................51

                                   ARTICLE III

                                   REDEMPTION

Section 3.1        Notices to Trustee..............................................................51
Section 3.2        Selection of Securities To Be Redeemed..........................................51
Section 3.3        Notice of Redemption............................................................52
Section 3.4        Effect of Notice of Redemption..................................................52
Section 3.5        Deposit of Redemption Price.....................................................53
Section 3.6        Securities Redeemed in Part.....................................................53
Section 3.7        Optional Redemption.............................................................53

                                   ARTICLE IV

                                    COVENANTS

Section 4.1        Payment of Securities...........................................................54
Section 4.2        SEC Reports.....................................................................54
Section 4.3        Incurrence of Indebtedness......................................................55
Section 4.4        Restricted Payments.............................................................58
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
Section 4.5        Liens...........................................................................62
Section 4.6        Dividend and Other Payment Restrictions Affecting Subsidiaries..................62
Section 4.7        Asset Sales.....................................................................64
Section 4.8        Transactions With Affiliates....................................................66
Section 4.9        Additional Subsidiary Guarantees................................................67
Section 4.10       Business Activities.............................................................68
Section 4.11       Change of Control...............................................................68
Section 4.12       Maintenance of Office or Agency for Registration of Transfer, Exchange and
                      Payment of Securities........................................................69
Section 4.13       Appointment to Fill a Vacancy in the Office of Trustee..........................70
Section 4.14       Provision as to Paying Agent....................................................70
Section 4.15       Maintenance of Corporate Existence..............................................71
Section 4.16       Compliance Certificate..........................................................71
Section 4.17       Taxes...........................................................................72
Section 4.18       Stay, Extension and Usury Laws..................................................72

                                    ARTICLE V

                                SUCCESSOR COMPANY

Section 5.1        Merger, Consolidation or Sale of Assets.........................................72

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1        Events of Default...............................................................73
Section 6.2        Acceleration of Maturity; Rescission and Annulment..............................75
Section 6.3        Other Remedies..................................................................76
Section 6.4        Waiver of Past Defaults.........................................................76
Section 6.5        Control by Majority.............................................................76
Section 6.6        Limitation on Suits.............................................................76
Section 6.7        Rights of Holders to Receive Payment............................................77
Section 6.8        Collection Suit by Trustee......................................................77
Section 6.9        Trustee May File Proofs of Claim................................................77
Section 6.10       Priorities......................................................................77
Section 6.11       Undertaking for Costs...........................................................78

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1        Duties of Trustee...............................................................78
Section 7.2        Rights of Trustee...............................................................79
Section 7.3        Individual Rights of Trustee....................................................80
Section 7.4        Trustee's Disclaimer............................................................80
Section 7.5        Notice of Defaults..............................................................80
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
Section 7.6        Reports by Trustee to Holders...................................................80
Section 7.7        Compensation and Indemnity......................................................81
Section 7.8        Replacement of Trustee..........................................................81
Section 7.9        Successor Trustee by Merger.....................................................82
Section 7.10       Eligibility; Disqualification...................................................83
Section 7.11       Preferential Collection of Claims Against Company...............................83

                             Article VIII

                  Discharge of Indenture; Defeasance

Section 8.1        Discharge of Liability on Securities; Defeasance................................83
Section 8.2        Conditions to Defeasance........................................................85
Section 8.3        Delivery and Application of Trust Money.........................................86
Section 8.4        Repayment to Company............................................................86
Section 8.5        Indemnity for Government Securities.............................................86
Section 8.6        Reinstatement...................................................................86

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.1        Without Consent of Holders......................................................87
Section 9.2        With Consent of Holders.........................................................88
Section 9.3        Compliance with Trust Indenture Act.............................................89
Section 9.4        Revocation and Effect of Consents and Waivers...................................89
Section 9.5        Notation on or Exchange of Securities...........................................89
Section 9.6        Trustee To Sign Amendments......................................................90

                                    ARTICLE X

                              SUBSIDIARY GUARANTEE

Section 10.1       Subsidiary Guarantee............................................................90
Section 10.2       Limitation on Liability.........................................................91
Section 10.3       Execution and Delivery of Subsidiary Guarantee..................................92
Section 10.4       Successors and Assigns..........................................................92
Section 10.5       No Waiver.......................................................................92
Section 10.6       Right of Contribution...........................................................93
Section 10.7       No Subrogation..................................................................93
Section 10.8       Modification....................................................................93
Section 10.9       Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor..93
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                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1       Trust Indenture Act Controls....................................................94
Section 11.2       Notices.........................................................................95
Section 11.3       Communication by Holders with other Holders.....................................96
Section 11.4       Certificate and Opinion as to Conditions Precedent..............................96
Section 11.5       Statements Required in Certificate or Opinion...................................96
Section 11.6       When Securities Disregarded.....................................................96
Section 11.7       Legal Holidays..................................................................96
Section 11.8       Governing Law...................................................................97
Section 11.9       No Personal Liability of Directors, Officers, Employees and Shareholders........97
Section 11.10      Successors......................................................................97
Section 11.11      Multiple Originals; Counterparts................................................97
Section 11.12      Severability....................................................................97
Section 11.13      Variable Provisions.............................................................97
Section 11.14      Table of Contents; Headings.....................................................97
Section 11.15      No Adverse Interpretation of Other Agreements...................................98

EXHIBITS

Exhibit A - Form of Security
Exhibit B - Form of Certificate of Transfer
Exhibit C - Form of Certificate of Exchange
Exhibit D - Form of Notation of Subsidiary Guarantee
Exhibit E - Form of Supplemental Indenture to be Delivered by Future Guarantors
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                              CROSS-REFERENCE TABLE

  Trust Indenture Act Section                              Indenture Section
  310  (a)(1)................................................    7.10
       (a)(2)................................................    7.10
       (a)(3)................................................    N.A.
       (a)(4)................................................    N.A.
       (b)...................................................    7.8; 7.10
       (c)...................................................    N.A.
  311  (a)...................................................    7.11
       (b)...................................................    7.11
       (c)...................................................    N.A.
  312  (a)...................................................    2.5
       (b)...................................................    11.3
       (c)...................................................    11.3
  313  (a)...................................................    7.6
       (b)(1)................................................    N.A.
       (b)(2)................................................    7.6
       (c)...................................................    7.6
       (d)...................................................    7.6
  314  (a)...................................................    4.2; 4.11; 11.2
       (b)...................................................    N.A.
       (c)(1)................................................    11.4
       (c)(2)................................................    11.4
       (c)(3)................................................    N.A.
       (d)...................................................    N.A.
       (e)...................................................    11.5
       (f)...................................................    N.A.
  315  (a)...................................................    7.1
       (b)...................................................    7.5; 11.2
       (c)...................................................    7.1
       (d)...................................................    7.1
       (e)...................................................    6.11
  316  (a)(last sentence)....................................    11.6
       (a)(1)(A).............................................    6.5
       (a)(1)(B).............................................    6.4
       (a)(2)................................................    N.A.
       (b)...................................................    6.7
  317  (a)(1)................................................    6.8
       (a)(2)................................................    6.9
       (b)...................................................    2.4
  318   (a)..................................................    11.1

N.A. means Not Applicable.

-----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.



                                       v
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     INDENTURE, dated as of April 1, 2004, among KCS ENERGY, INC., a Delaware corporation (the "Company"), each of the GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7 1/8% Senior Notes due 2012 issued on the date hereof (the "Initial Securities"), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 7 1/8% Senior Notes due 2012 provided in exchange for such Initial Securities or Additional Securities (the "Exchange Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions

     "144A Global Security" means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "ACNTA" means (without duplication), as of the date of determination:

     (1)  the sum of:

          (a) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

               (i) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

               (ii) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in the case of the determination made under each of clauses (i) and (ii) above, calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

               (iii) estimated proved crude oil and natural gas reserves of the
                    Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report, and

               (iv) reductions in the estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

               provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer if the amount of ACNTA is required to be computed under this Indenture in connection with the calculation of clause (b)(1) of Section 4.3 hereof;

          (b) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements;

          (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

          (d) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company shall


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               not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(2) to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

               (a)  minority interests;

               (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

               (c) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, royalty interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

               (d) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

               (e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

         "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other

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     Person merging with or into, or becoming a Subsidiary of, such specified
     Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Interest" means the additional interest, if any, required by
Section 6 of the Registration Rights Agreement.

     "Additional Securities" means any Securities (other than the Initial Securities or the Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar or Paying Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition (including, without limitation, by means of a sale and leaseback transaction) of any assets, including, without limitation, any sale of hydrocarbons or other mineral products as a result of the creation of Production Payments and Reserve Sales (other than Production Payments and Reserve Sales created or sold in connection with the financing of, and within 90 days after, the acquisition of the properties subject thereto); provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 hereof
                                                            ------------
          and/or Section 5.1 hereof and not by the provisions of Section 4.7
                 -----------                                     -----------
          hereof; and

     (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

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     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $2.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)  a disposition of cash or Cash Equivalents;

(5)  a Restricted Payment that is permitted by Section 4.4 hereof;

(6) a disposition of oil, natural gas or other hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production operations of the Company and its Subsidiaries;

(7) any abandonment, relinquishment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment and Reserve Sale;

(8) the provision of services, equipment and other assets for the operation and development of the Company's and its Restricted Subsidiaries' oil and natural gas wells, in the ordinary course of the Company's and its Restricted Subsidiaries' Oil and Gas Business, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(9) the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien);

(10) the trade or exchange ("Permitted Asset Exchange") by the Company or any Restricted Subsidiary of any crude oil or natural gas property or interest therein owned or held by the Company or such Restricted Subsidiary for (a) any crude oil or natural gas property or interest therein owned or held by another Person or (b) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange or the Capital Stock of another Person that is a joint venture, partnership or other similar entity, in each case all or substantially all of whose assets consist of crude oil or natural gas properties, including in the case of either of clauses (a) or (b), any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the Fair Market Value of the property (including any cash or cash equivalents) so traded or exchanged;

(11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(12) any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation (other than any debt security convertible into an equity interest) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

     (3) demand accounts, time deposit accounts, certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch rating of "B" or better (or an equivalent rating by any successor to the business of Thompson Bank Watch, including Fitch Ratings);

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. (or its successor) or Standard & Poor's Ratings Service (or its successor) and in each case maturing within 270 days after the date of acquisition;

     (6) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $1.0 million in the aggregate at any one time; and

     (7) money market or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

     (2) the adoption by the Board of Directors of a plan of liquidation or dissolution of the Company;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares;

     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

     (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     "Clearstream" means Clearstream Banking, S.A., or any successor securities clearance agency.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Commodity Agreement" means any oil or natural gas hedging agreement and other agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any Restricted Subsidiary against fluctuations in oil or natural gas prices.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (1) the net income (or loss), of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

     (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3)  the cumulative effect of a change in accounting principles;

     (4) any write-downs of non-current assets; provided, however, that any "ceiling limitation" write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;

     (5) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133);

     (6) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

     (7) any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss); and

     (8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

     (1) the par or stated value of all outstanding Capital Stock of the Company, plus

     (2) paid-in capital or capital surplus relating to such Capital Stock, plus

     (3)  any retained earnings or earned surplus,

     less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (1)  was a member of such Board of Directors on the Issue Date; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities (including, without limitation, the Existing Credit Facilities), in each case with banks or other lenders in the business of providing loans of the types described hereinafter, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreements" means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage the Company or any of its Restricted Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means any event that is, or with the or passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof,
                                                    -----------
substantially in the form of Exhibit A hereto except that such Security shall
                             ---------
not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

     "Depositary" means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration other than Capital Stock pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.
     -----------

         "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "EBITDA" means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period other than non-cash charges resulting from the application of FAS 143) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

     (6) (to the extent included in determining Consolidated Net Income) the sum of

          (a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

          (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Employee Stock Purchase Program " means the 1988 KCS Group, Inc. Employee Stock Purchase Program, as amended on or prior to the Issue Date and any amendment thereto or any successor employee stock purchase program.

         "Equity Interests" mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means:

          (1) any underwritten public offering of common stock of the Company registered under the Securities Act (other than on Form S-8 or any successor thereto but including any such offering in connection with the Employee Stock Purchase Plan) and other than any issuance of securities under any benefit plan of the Company; and

          (2) any unregistered offering of common stock of the Company, so long as, at the time of the consummation thereof, the Company has a class of common equity securities registered pursuant to Section 12(b) or 12(g) under the Exchange Act.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear clearance system, or any successor securities clearance agency.

     "Exchange Act" means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

     "Exchanging Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Existing Credit Facilities" means the secured credit facilities of the Company under the Second Amended and Restated Credit Agreement, dated as of November 18, 2003, as amended on or prior to the Issue Date, by and among the Company and the commercial lending institution that are agents and lenders thereunder.

     "Existing Indebtedness" means Indebtedness outstanding on the Issue Date.

     "Fair Market Value" means, with respect to any Asset Sale (or Permitted Asset Exchange) or Restricted Payment (or Investment or Permitted Investment), the price that would be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:

     (1) if the value of such Asset Sale (or Permitted Asset Exchange having a value of more than $2.0 million) or Restricted Payment (or Investment or Permitted Investment) is less than $10.0 million, an officer of the Company, as evidenced by an Officers' Certificate delivered to the Trustee; and

     (2) if the value of such Asset Sale (or Permitted Asset Exchange) or Restricted Payment (or Investment or Permitted Investment) is $10.0 million or greater, the Board of Directors of the Company, as evidenced by a board resolution delivered to the Trustee in the form of an Officers' Certificate.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments (other than amortization of debt issuance costs), the interest component of any deferred payment obligations constituting Indebtedness, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4)  the product of:

          (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times

          (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

     (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Restricted Subsidiary incorporated or organized under the laws of a foreign jurisdiction and having substantially all its operations outside the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto.

     "Global Security Legend" means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

     "Government Securities" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer's option.

     "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means each Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

     "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any specified Person, without duplication,

(1)  all obligations of such Person, whether or not contingent, in respect of:

     (a) the principal of and premium, if any, in respect of outstanding (i) Indebtedness of such Person for money borrowed and (ii) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

     (c) the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

     (d) the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker's acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements, except to the extent such net obligations are otherwise included in this definition;

(3) all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

(4) with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale;

(5) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

     (a)  the full amount of such obligations so secured and

     (b) the fair market value of such asset as determined in good faith by such specified Person;

(6) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7) the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

(8) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2),
     (3), (4), (5), (6), (7) or this clause (8), whether or not between or among the same parties.

Subject to clause (4) of the preceding sentence, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

     "Initial Purchasers" means with respect to the Initial Securities, Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jeffries & Company, Inc., Harris Nesbitt Corp., Banc One Capital Markets, Inc. and BNP Paribas Securities Corp.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Interest Rate Agreements" means, with respect to the Company and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any Indebtedness that is permitted to be incurred under this Indenture.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of Section 4.4 hereof.

     "Issue Date" means April 1, 2004.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

     (1) any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

     (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.7 hereof.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

     (1) the direct costs relating to such Asset Sale, including, without limitation, legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

     (2)  taxes paid or payable as a result thereof;

     (3) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

     (4) any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

     (5) any distributions and other payments required to be made to minority interest holders in any Restricted Subsidiaries as a result of such Asset Sale.

     "Net Working Capital" means:

     (1) all current assets of the Company and its Restricted Subsidiaries, minus

     (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

     in each case determined in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

     (1)  as to which neither the Company nor any of its Restricted Subsidiaries
          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Non-Recourse Purchase Money Indebtedness" means Indebtedness (other than Capital Lease Obligations) of the Company or any Guarantor incurred in connection with the acquisition by the Company or such Guarantor of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Guarantor in conducting its operations) with respect to which:

     (1) the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and

     (2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers or by an officer and either an Assistant Treasurer or and Assistant Secretary of the

Company (for which in the case of the annual Officers' Certificate delivered pursuant to Section 4.16, at least one of such Officers shall be the principal
            ------------
executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 11.4 and 11.5 of this Indenture
                                       -------------     ----
and is delivered to the Trustee.

     "Oil and Gas Business" means:

     (1) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

     (2) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

     (3) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

     "Oil and Gas Liens" means:

     (1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

     (2) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

     (3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary, in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

     (4) Liens securing Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either:

          (a)  were in existence on the Issue Date,

          (b) were created in connection with the acquisition of property after the date of the Indenture and such Lien was incurred in connection with the financing of, and within 90 days after the acquisition of the property subject thereto, or

          (c) constitute Asset Sales made in compliance with Section 4.7 hereof.

     (5) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that complies with Sections 10.4 and
10.5 of this Indenture and is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

     (1) ownership of oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

     (2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements (including for limited liability companies), transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations.

     "Permitted Investments" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7 hereof.
                          -----------

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (6) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (7) payroll, travel, relocation and similar advances to officers, directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (8) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary made for bona fide business purposes;

     (9) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or received in connection with a work-out or recapitalization of the issuer or as a result of a foreclosure or other transfer of title or perfection or enforcement of any lien with respect to any secured Investment in default;

     (10) Hedging Obligations, which transactions or obligations are incurred in compliance with Section 4.3 hereof.
                          -----------

     (11) Permitted Business Investments; and

     (12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed $20.0 million.

     "Permitted Liens" means:

     (1) Liens on any property or assets of the Company and any Guarantor securing Indebtedness and other obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

     (2)  Liens in favor of the Company or the Guarantors;

     (3) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     (4) Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6)  Liens existing on the Issue Date;

     (7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

     (8) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

     (9) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

     (10) Liens securing Non-Recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary of assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the assets acquired with the proceeds of such Non-Recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; and

     (11) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business)); and

     (12) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the Notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded, or


     (3) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the Note, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the Notes;

     (4) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

     (5) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (6) such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such Guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent; and

     (7) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is Non-Recourse Purchase Money Indebtedness, such Permitted Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of "Non-Recourse Purchase Money Indebtedness."

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subsidiary thereof or any other entity.

     "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

     "Private Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(1)
                                                              -----------------
to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or Production Payment in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where, in the case of each of the foregoing, the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the foregoing interests.

     "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 1, 2004, among the Company, the Guarantors and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Security" means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend
                             ---------
and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

     "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

     "Restricted Global Security" means a Global Security bearing the Private Placement Legend (including the Regulation S Global Security).

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "144A Global Security" means the Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities" means securities issued under this Indenture. The Initial Securities, the Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities, the Exchange Securities and the Additional Securities.

     "Securities Act" means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

     "Senior Debt" means:

     (1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

     (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred by it under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

     "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means Indebtedness of the Company (or a Guarantor) that is subordinated or junior in right of payment to the Securities (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

     "Subsidiary" means any subsidiary of the Company. A "subsidiary" of any Person means:

     (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

     (2) a partnership, joint venture, limited liability company or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Security" means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global
                             ---------
Security Legend and that has the

"Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary or the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation is in compliance with the next succeeding sentence and would not otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated, shall be valued at their Fair Market Value at the time of such designation for purposes of determining compliance with Section 4.4
                                                                -----------
hereof; provided, however, that such covenant need not be complied with if the Subsidiary to be so designated has total assets of $1,000 or less. That designation will only be permitted if such Restricted Payment would be so permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation certified in an Officers' Certificate that also certifies that such designation complied with the preceding conditions and was permitted by Section 4.4, in which case such designation shall be effective as of the date specified in such resolution hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3 hereof, the Company
                                               -----------
shall be in default of such covenant.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers or trustees of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more other Wholly Owned Restricted Subsidiaries of such Person.

Section 1.2                 Other Definitions

"Affiliate Transaction"..........................     Section 4.8(a)
"Asset Sale Offer"...............................     Section 4.7(c)
"Asset Sale Payment".............................     Section 4.7(c)
"Asset Sale Payment Date"........................     Section 4.7(d)
"Authenticating Agent"...........................     Section 2.2
"Change of Control Offer"........................     Section 4.11(a)
"Change of Control Payment"......................     Section 4.11(a)
"Change of Control Payment Date".................     Section 4.11(a)
"covenant defeasance option".....................     Section 8.1(b)
"Defaulted Interest".............................     Section 2.11
"Event of Default"...............................     Section 6.1
"Excess Proceeds"................................     Section 4.7(c)
"Exchange Securities"............................     Preamble
"incur"..........................................     Section 4.3(a)

"Initial Securities".............................     Preamble
"legal defeasance option"........................     Section 8.1(b)
"Legal Holiday"..................................     Section 11.7
"Obligations"....................................     Section 10.1
"Paying Agent"...................................     Section 2.3
"Payment Default"................................     Section 6.1(6)
"Permitted Asset Exchange".......................     Section 1.1 ("Asset Sale")
"Permitted Indebtedness" ........................     Section 4.3(b)
"Registrar"......................................     Section 2.3
"Restricted Payment".............................     Section 4.4(a)

Section 1.3 Incorporation by Reference of Trust Indenture Act

     This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor (including any Guarantor) on the indenture securities.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1       Form and Dating

     (a) General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Subsidiary
                                      ---------
Guarantees shall be substantially in the form of Exhibit E hereto, and shall be
                                                 ---------
notated on the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global
                             ---------
Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the
                                ---------
Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.
                              -----------

     (c) Regulation S Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Registrar, at its office located in The Borough of Manhattan, City of New York, State of New York, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer or such interests to U.S. Persons (as defined in Regulation S) shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.2 Execution and Authentication

     Two Officers shall sign the Securities for the Company by manual or facsimile signature. One Officer shall sign each Subsidiary Guarantee for each Guarantor by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

     The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $175,000,000, (ii) if and when issued, Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities) and (iii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in the form of Initial Securities or Exchange Securities. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date, subject to Section 4.3 of this Indenture; provided, however, in no event may the Company issue any Additional Securities if, as a result of any such issuance, the aggregate principal amount of Securities outstanding would exceed the maximum aggregate principal amount of Securities permitted under the Existing Credit Facilities or any other Credit Facilities, in each case as in effect on the date of such issuance.

         The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3 Registrar and Paying Agent

     The Company shall at all times maintain in the Borough of Manhattan, the City of New York, the State of New York an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents in the Borough of Manhattan, the City of New York, the State of New York. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any such additional paying agent.

     The Company shall enter into an agreement with the initial Paying Agent and initial Registrar evidencing its acceptance of its appointment as such in accordance with the terms of this Indenture, which shall incorporate the terms of the Trust Indenture Act, and the Company may enter into further agreements with any of the Trustee, the initial Registrar and the initial Paying Agent with respect to the allocation of responsibilities among them. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee either shall act as such in the designated corporate trust office of the Trustee in the Borough of Manhattan, the City of New York, the State of New York, where the Securities may be presented or surrendered for payment, in which case it shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof,
                                                             -----------
or the Trustee shall appoint or cause to be appointed such Registrar or Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent from an office in the Borough of Manhattan, the City of New York, the State of New York. The Paying Agent or the Registrar may resign as such upon 30 days' prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days
                                        -----------
thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

     If at any time there shall be no Paying Agent with an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be presented or surrendered for payment, the Company shall forthwith designate such a Paying Agent in order that the Securities shall at all times be payable in the Borough of Manhattan, the City of New York, the State of New York.

     The Company initially appoints The Bank of New York Trust Company, N.A. as Registrar and Paying Agent for the Securities.

     The Bank of New York Trust Company, N.A. maintains an office in the Borough of Manhattan, the City of New York, the State of New York, where Securities may be presented or surrendered for payment which, on the Issue Date, is 101 Barclay, Lobby Level, New York, New York 10286.

Section 2.4 Paying Agent To Hold Money in Trust

     By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities or, if it does not at such time maintain an office in the Borough of Manhattan, the City of New York, the State of New York, where Securities may be presented or surrendered for payment, then it shall cause such a Paying Agent to be appointed.

Section 2.5 Holder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange

     (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

     (1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

     (2) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee and the Registrar; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act; or

     (3) there has occurred and is continuing an Event of Default and DTC notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and Section 2.9
                                                 ------------     -----------
hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6,
                                                               -----------
Section 2.7 or Section 2.9 hereof, shall be authenticated and delivered in the
-----------    -----------
form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however,
                                                    --------------
beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.6(b), (c) or (f) hereof.
            ---------------  ---    ---

     (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest
           -----------------
must deliver to the Registrar either:

          (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

               (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

          (B) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

               (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.6(b)(2)(B)(i) above; provided that
                                  ----------------------
          in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.6(f)
                                                           --------------
          hereof, the requirements of this Section 2.6(b)(2) shall be deemed to
                                           -----------------
          have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.
                                  --------------

     (3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the
following:      -----------------

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications
     in item (1) thereof; and   ---------

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                          ---------
     certifications in item (2) thereof.

     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:
                         -----------------

          (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the
                                          ---------
          certifications in item (1)(a) thereof; or

               (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications
                                ---------
          in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

     (1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     ---------

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                         ---------
     (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     ---------

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                         ---------
     (3)(a) thereof;

          (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B
                                                                       ---------
     hereto, including the certifications in item (3)(b) thereof; or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                             ---------
     item (3)(c) thereof,

the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and
                                                      --------------
the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section
                                                                     -------
2.6(c) shall be registered in such name or names and in such authorized
------
denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private
                                 -----------------
Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial
                         ---------------------     ---
interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

          (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto,
                                                      ---------
          including the certifications in item (1)(b) thereof; or

               (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the

          Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(3) hereof, the Registrar shall cause the
                       -----------------
          aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company
                                          --------------
          shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3)
                                                              -----------------
          shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3)
                                                              -----------------
          shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Securities for Beneficial
Interests.

     (1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto,
                                                             ---------
     including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                             ---------
     item (1) thereof;

          (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     ---------

          (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
        ---------
     or

          (F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                            ---------
     certifications in item (3)(c) thereof,

the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

     (2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule
     144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such

          Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and the
-----------------
Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

     (3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

     If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted
-----------
Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

     (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall
                                       --------------
register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).
                                 --------------

     (1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B
                                                                   ---------
     hereto, including the certifications in item (2) thereof; and

          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
     certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

     (2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

          (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
     (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule
     144) of the Company;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C
                                                                  ---------
          hereto, including the certifications in item (1)(d) thereof; or

               (ii) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto,
                                                      ---------
          including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

     (f) (1) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2, the Trustee shall authenticate:
-----------

          (A) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal, among other things, that
     (I) they are not broker-dealers, (II) they are not participating in a distribution of the Exchange Securities and (III) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

          (B) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

     Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of Definitive Securities so accepted, Definitive Securities in the appropriate principal amount.



                  (2) If upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of the initial distribution thereof, the Company, upon written request of such Initial Purchaser, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer shall issue and deliver to such Initial Purchaser and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee
                                                 -----------
         shall authenticate, one or more Restricted Global Securities representing Private Exchange Securities in a Private Exchange for the Initial Securities held by such Initial Purchaser, in an aggregate principal amount equal to the Initial Securities so exchanged by such Initial Purchaser in the Private Exchange.

     (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (1)  Private Placement Legend.

     (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
     (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO THE COMPANY OR (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
     (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Securities
                                           -----------
     issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

          "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II)
                                           -----------
     THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE
     --------------
     DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE
                                                           ------------
     INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.10 hereof. At any time prior to such cancellation, if any beneficial
------------
interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

     (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

     (2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9 , 3.6, 3.7, 4.7 and 4.11 hereof).
----------------------------     ----

     (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III hereof, except the unredeemed
                                -----------
portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

     (4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

     (5) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of
      -----------
selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any

Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

     (6) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (7) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.
                                                -----------

     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration
                                            -----------
of transfer or exchange may be submitted by facsimile.

Section 2.7 Replacement Securities

     If any mutilated Security is surrendered to the Registrar or the Company and the Registrar receives evidence to their satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a written order of the Company conforming to Section 2.2 hereof, will
                                                        -----------
authenticate a replacement Security if the Registrar's and the Company's reasonable requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8 Outstanding Securities

     The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 11.6 hereof, a
                                                        ------------
Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be
                                           -----------
outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If the principal  amount of any Security is  considered  paid under Section
                                                                         -------
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
---

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9 Temporary Securities

     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

Section 2.10 Cancellation

     The Company at any time may deliver Securities to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11 Defaulted Interest

     If the Company defaults in a payment of interest ("Defaulted Interest") on the Securities, the Company shall pay Defaulted Interest (as provided in Section
                                                                         -------
4.1) in any lawful manner. The Company may pay the Defaulted Interest to the
---
Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company, or at the Company's request, the Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11. Section 2.12 CUSIP Numbers
                    ------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   REDEMPTION

Section 3.1 Notices to Trustee

     If the Company elects to redeem Securities pursuant to Section 3.7 hereof,
                                                            -----------
it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

     The Company shall give each notice to the Trustee and the Registrar provided for in this Section 3.1 at least 60 days before the Redemption Date
                     -----------
unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2 Selection of Securities To Be Redeemed

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis and in such manner as complies with applicable legal requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.
                               -----------

Section 3.3 Notice of Redemption

     At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

     The notice shall identify the Securities to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price;

     (3) the name and address of the Paying Agent where Securities are to be surrendered;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

     (7) the CUSIP number, if any, printed on the Securities being redeemed; and

     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.
                                                                -----------

Section 3.4 Effect of Notice of Redemption

     Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date; provided that if the Redemption Date is on or after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5       Deposit of Redemption Price

         No later than 11:00 a.m. (New York City time) on the date on which any principal, interest and premium (if any) on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. If the Company complies with the provisions of this paragraph, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6 Securities Redeemed in Part

     Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7 Optional Redemption

     (a) On and after April 1, 2008, the Company may redeem all or a part of the Securities at any time or from time to time upon not less than 30 nor more than 60 days' notice at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning April 1 of the years indicated:

Year                                                      Redemption Price
2008..............................................             103.563%
2009..............................................             101.781%
2010 and thereafter...............................             100.000%

     (b) On or prior to April 1, 2007, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Securities (including Additional Securities) originally issued prior to the Redemption Date under this Indenture at a Redemption Price of 107.125% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date) with the Net Cash Proceeds of one or more Equity Offerings; provided, that
(i) at least 65% in aggregate principal amount of the Securities (including any Additional Securities) originally issued remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to
                                         -----------
the provisions of Section 3.1 through 3.6 hereof.
                  -----------         ---

                                   ARTICLE IV

                                    COVENANTS

Section 4.1 Payment of Securities

     The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Payments of principal, premium, if any and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon optional redemption, upon required repurchase pursuant to Sections 4.7 or 4.11 hereof,
                                                 ------------    ----
upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

     The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities to the extent lawful; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

     All references in this Indenture, the Securities or the Subsidiary Guarantees to interest shall be deemed to include Additional Interest.

Section 4.2 SEC Reports

     Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Securities, within the time periods specified in the SEC' s rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent public accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing).

     In addition, the Company agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to Holders of Securities and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.3 Incurrence of Indebtedness

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

     (b) The foregoing paragraph (a) of this Section 4.3 will not prohibit the
                                             -----------
incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

     (1) the incurrence by the Company and any Guarantor of the Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding at any time under this clause (1) under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (A) $100.0 million less the aggregate amount of all permanent principal repayments since the Issue Date under a Credit Facility that are made under clause (b)(1) of Section 4.7
                                                                  -----------
hereof and (B) 20% of ACNTA as of the date of such incurrence;

     (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described under clause (1), (3) or (6) of this paragraph (b));

     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Initial Securities and the Subsidiary Guarantees, and (B) any Securities issued pursuant to the Registration Rights Agreement in exchange for the Securities, and any Subsidiary Guarantees related thereto;

     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Purchase Money Indebtedness;

     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under paragraph (a) of this Section 4.3 covenant or clause (2), (3), (4) or this
                      -----------
clause (5) of this paragraph (b);

     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

          (A) (i) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (ii) if a Guarantor is the obligor of such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee, and

          (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

     (7) in-kind obligations relating to net oil and natural gas balancing positions arising in the ordinary course of business;

     (8) the accrual of interest accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock, in the form of additional shares of the same class of Disqualified Stock;

     (9) any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

     (10) any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries and are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

     (11) any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock of a Restricted Subsidiary;

     (12) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and

     (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in addition to Indebtedness permitted by clauses (1) through (12) above of this paragraph (b) or paragraph (a) of this Section 4.3 above in an
                                                     -----------
aggregate principal amount (or accrued value, as applicable) at any time outstanding not to exceed $25.0 million.

     (c)  For purposes of determining compliance with this Section 4.3:
                                                           -----------
          (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) of paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.3, the
                                                               -----------
     Company will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2) all Indebtedness outstanding on the date of this Indenture under the Credit Facilities shall be deemed initially incurred on the Issue Date under clause (1) of paragraph (b) of this Section 4.3 and not paragraph (a) of this Section 4.3 or clause (2) of paragraph (b) of this Section 4.3;
             -----------                                        -----------

          (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (4) if obligations in respect of letters of credit are incurred pursuant to the Credit Facility and are being treated as incurred pursuant to paragraph (b)(1) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

          (5) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

          (6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

          (7) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

     (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4 Restricted Payments

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as "Restricted Payments"),

     (b) unless, at the time of and after giving effect to such Restricted
Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and
                                 -------------

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2),
(3), (4), (6), (7) and (9) of the next succeeding paragraph (c) below, but including Restricted Payments permitted by clauses (1), (5) and (8) of such paragraph), is less than the sum, without duplication, of

          (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the full fiscal quarter during which the Issue Date falls to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (B) 100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries or assets used in the Oil and Gas Business) received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees, plus

          (C) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issue or sale of any Capital Stock of the Company (other than Disqualified Stock) to an Employee Stock Purchase Program; provided, however, that if an Employee Stock Purchase Program incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount will be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by an Employee Stock Purchase Program with respect to such Indebtedness; plus

          (D) the amount by which Indebtedness is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the fair market value of any property (as determined in good faith by an Officer of the Company), distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

          (E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess shall not be included in this clause (E) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A)-(D) of this paragraph (b)(3); plus

          (F) $10.0 million.

(c)  The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture (and such payment shall be deemed to be paid on the date of payment for purposes of any calculation required by this covenant);

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph (b);

     (3) the defeasance, redemption, repurchase, retirement or other acquisition of (a) the 8?% Senior Subordinated Notes due 2006 of the Company outstanding on the Issue Date, plus the applicable premium thereon, out of the net proceeds of the sale of the Initial Securities, or (b) other Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from an incurrence of any Subordinated Indebtedness permitted to be incurred under Section 4.3 hereof;
                                                             -----------

     (4) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

     (5) so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreement or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period;

     (6) so long as no Default has occurred and is continuing, loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (6), in an aggregate amount not in excess of $1.0 million at any one time outstanding;

     (7) repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise or exchange; provided, however, that the aggregate amount of such repurchases, redemption or acquisitions to satisfy federal income tax obligations shall not exceed $2.0 million in any twelve-month period;

     (8) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes under Section 4.11 or Section
                                                      ------------    -------
4.7 hereof (including the purchase of all Notes tendered), any purchase,
---
repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control hereunder, the Company shall describe this clause (8); or

     (9) so long as no Default has occurred or is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued at the time of such Restricted Payment by this covenant shall be evidenced by an Officers' Certificate to be delivered to the Trustee. Not later than five Business Days following the date of the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted, together with a copy of any related resolution of the Board of Directors.

     For purposes of determining compliance with this Section 4.4, if a
                                                      -----------
Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(9) above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

     In computing Consolidated Net Income under clause (b)(3)(A) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

Section 4.5 Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the Securities are equally and ratably secured for so long as such other Indebtedness is so secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured for so long as such other Indebtedness is so secured; provided, however, that if such Indebtedness is expressly subordinated to the Securities or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Securities or such Subsidiary Guarantee.

Section 4.6 Dividend and Other Payment Restrictions Affecting Subsidiaries

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

     (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

     (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements existing on the Issue Date, including the Existing Credit Facilities as in effect on the Issue Date;

     (2) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

     (3) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

     (4) any amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing of Indebtedness referred to in clauses (1) or (2) of this paragraph (b), provided that the encumbrances or restrictions contained in the agreements governing the foregoing are no more materially restrictive, taken as a whole, than those contained in the agreements governing such Indebtedness;

     (5) restrictions on cash or other deposits by parties under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments; and

     (6) with respect to clause (3) of the preceding paragraph (a) only, any of the following encumbrances or restrictions:

          (A) customary non-assignment provisions in leases entered into in the ordinary course of business;

          (B) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

          (C) Permitted Liens or Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.5 hereof that limit
                                                  -----------
     the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (D) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

          (E) customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract, or the assignment or transfer of any such lease, license, sub-license or other contract; and

          (F) customary restrictions on the disposition or distribution of assets or property in agreements entered into the ordinary course of business of the Oil and Gas Business of the types described in the definition of Permitted Business Investments.

Section 4.7 Asset Sales

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or other assets issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

          (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 120 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     (b) Within the later of (x) one year after the date of receipt of any Net Proceeds from an Asset Sale and (y) six months after the date of an agreement entered into within such one-year period committing the Company to make an acquisition or expenditure referred to in clauses (2) or (3) below, the Company may apply such Net Proceeds at its option, in any one or more of the following:

     (1) to permanently repay, prepay, redeem or repurchase the Senior Debt of the Company or any Guarantor, and cause any related loan commitment to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, redeemed or repurchased;

     (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Company principally engaged in the Oil and Gas Business or to acquire additional Capital Stock in any Person that at such time is a Restricted Subsidiary; or

     (3) to make capital expenditures or to acquire properties or assets, in each case that are used or useful in the Oil and Gas Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (the "Asset Sale Offer") to all Holders of Securities and, to the extent required by the terms thereof, all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or accreted value in the case of any such other pari passu Indebtedness issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Payment"), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis, on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the "Asset Sale Payment Date") specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

     (e) On the Asset Sale Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to clause (c) above of this Section
                                                                        -------
     4.7;
     ---

          (2) deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to clause (c) above of this Section 4.7, is allocable to the Securities or
                              -----------
     portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

     (f) The Paying Agent will promptly mail to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this
Section 4.7, the Asset Sale Payment for such tendered Securities, and the
-----------
Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

     (g) If the Asset Sale Offer Purchase Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

     (h) The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company's compliance with such securities laws or regulations.

Section 4.8 Transactions With Affiliates

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm's-length dealings by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and

          (2) (A) with respect to any Affiliate Transaction or series of related Affiliate(s) Transactions involving aggregate consideration in excess of $5.0 million, a majority of the disinterested members of the Board of Directors have determined that the criteria set forth in clause (a)(1) of this Section 4.8 are satisfied with respect to such Affiliate
          -----------
     Transaction(s) and have approved such Affiliate Transaction(s), as evidenced by a Board Resolution delivered to the Trustee and certified by an Officers' Certificate as having been adopted by the Board of Directors; and

          (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company delivers to the Trustee a written opinion that such Affiliate Transaction(s) is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction(s), is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who is not an Affiliate, in either such case issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:
                                                         -------------

     (1) any employment agreement or other employee compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

     (2) transactions between or among the Company and/or its Restricted Subsidiaries;

     (3) Investments (other than Permitted Investments) or Restricted Payments that, in each case, are permitted by Section 4.4 hereof;
                                     -----------

     (4) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

     (5) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, bylaw or statutory provisions; and

     (6) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary.

Section 4.9 Additional Subsidiary Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Subsidiaries) after the Issue Date, then the Company shall cause that newly acquired or created Restricted Subsidiary to become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel
                             ---------
to the Trustee as provided in Section 11.4 of this Indenture.
                              ------------

Section 4.10 Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors (which opinion shall be reasonable and made in good faith) to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.11 Change of Control

     (a) If a Change of Control occurs, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Securities pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date (the "Change of Control Payment Date") specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company's compliance with such securities laws or regulations.

     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

     (c) The Paying Agent will promptly mail to each Holder of Securities so tendered and not withdrawn the Change of Control Payment for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Trustee will notify the Registrar of the issuance of the new Security.

     (d) If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

     (e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (f) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

     (g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 4.12 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

     So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which
                         -----------
may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the Borough of Manhattan, the City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the Borough of Manhattan, the City of New York, the State of New York, where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York for such purposes. The Company will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints The Bank of New York Trust Company, N.A., as initial Registrar and initial Paying Agent for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated corporate trust office of the Trustee in the Borough of Manhattan, City of New York, State of New York, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee's designated corporate trust office, but shall in all events maintain such an office in the Borough of Manhattan, City of New York, State of New York.

     The Company hereby designates the office of The Bank of New York Trust Company, N.A., 101 Barclay, Lobby Level, in the Borough of Manhattan, the City of New York, the State of New York as one such office in accordance with Section
                                                                         -------
2.3 and this Section 4.12.
---          ------------

Section 4.13 Appointment to Fill a Vacancy in the Office of Trustee

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that
                                                 -----------
there shall at all times be a Trustee hereunder.

Section 4.14 Provision as to Paying Agent

     (a) If the Company shall appoint a Paying Agent other than the initial Paying Agent or the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section
                                                                       -------
4.14:
---

     (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the Trustee of the receipt of sums to be so held;

     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

     (3) that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the Trustee, deliver to
             -----------
the Trustee all sums so held in trust by it; and

     (4) that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     (b) If the Company shall not act as its own Paying Agent, it will, by 11:00 a.m. on or prior to the due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     (c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

     (d) Anything in this Section 4.14 to the contrary notwithstanding, the
                          ------------
Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.14, such
                                                          ------------
sums to be delivered by the Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

     (e) Anything in this Section 4.14 to the contrary notwithstanding, the
                          ------------
agreement to hold sums in trust as provided in this Section 4.14 is subject to
                                                    ------------
the provisions of Section 8.4 and Section 8.6.
                  -----------     -----------

Section 4.15 Maintenance of Corporate Existence

     So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.15,
                                                                ------------
Article V or elsewhere in this Indenture) do or cause to be done all things
---------
necessary to preserve and keep in full force and effect its corporate existence and franchises and, subject to Article X hereof, the corporate existence and
                               ---------
franchises of each Restricted Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

Section 4.16 Compliance Certificate

     (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company ending after the Issue Date an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Trust Indenture Act Section 314(a)(4).

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a
                                 -----------
written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has
                  ----------    ---------
occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.17 Taxes

     The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.18 Stay, Extension and Usury Laws

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                                    ARTICLE V

                                SUCCESSOR COMPANY

Section 5.1 Merger, Consolidation or Sale of Assets

     (a) The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets of the Company and its Restricted Subsidiaries taken as whole, in one or more related transactions, to another Person, unless:

     (1) either:

          (A) the Company is the surviving corporation; or

          (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default or Event of Default exists;

     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and
                                              -------------

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

     (b) For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

     (c) Clause (a)(4) of this Section 5.1 will not apply to a sale, assignment,
                               -----------
transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries that are Guarantors.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1 Events of Default

     Each of the following is an "Event of Default":

     (1) default for 30 days in the payment when due of interest on the Securities;

     (2) default in the payment when due of the principal of, or premium, if any, on the Securities;

     (3) failure by the Company to comply with Section 5.1 hereof or;
                                               -----------

     (4) failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after receipt of written notice specified below with Sections 4.2,
                                                                 -------- ---
4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 or 4.11 hereof;
---  ---  ---  ---  ---  ---  ---  ----    ----

     (5) failure by the Company for 60 days after receipt of written notice specified below to comply with any of its other agreements contained in this Indenture;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is

Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

          (A) is caused by a failure to pay principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or
                                       ---------------

          (B) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

          (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, in each case with respect to any Guarantor that is also a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and

          (9) (A) the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy
     Law:

               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors; or

               (v) consents to the institution of a bankruptcy or an insolvency proceeding against it;

          or takes any comparable action under any foreign laws relating to insolvency; or

               (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Significant
               Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case in which it is a debtor;

                    (ii) appoints a Custodian of the Company or any Significant
               Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property; or

                    (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

     However, a default under clauses (4) and (5) of this Section 6.1 will not
                                                          -----------
constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses
(4) and (5) of this Section 6.1 after receipt of such notice. Such notice must
                    -----------
specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

Section 6.2 Acceleration of Maturity; Rescission and Annulment

     If an Event of Default (other than an Event of Default described in clause
(9) of Section 6.1) occurs and is continuing, the Trustee by notice to the
       -----------
Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (9) of Section 6.1 above occurs and is
                                               -----------
continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders. The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may on behalf of the Holders of all the Securities rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3 Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults

     The Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee may on behalf of the Holders of all the Securities waive an existing Default or Event of Default and its consequences hereunder except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot
                                                      -----------
be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5 Control by Majority

     The Holders of a majority in outstanding principal amount of the Securities have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1
                                                                   -----------
hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.1, prior to taking
                                                 -----------
any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.6 Limitation on Suits

     Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture, the Securities or the Guarantees unless:

     (1) the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

     (2) Holders of at least 25% in outstanding principal amount of the Securities have made a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with the Holders' request within 60 days after receipt of the request and the furnishing of security or indemnity; and

     (5) the Holders of a majority in outstanding principal amount of the Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee

     If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof
                                         --------------    --------------
occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 hereof to cover the costs and
                                -----------
expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof.
                                    -----------
Section 6.10 Priorities

     If the Trustee collects any money or property pursuant to this Article VI,
                                                                    ----------
it shall pay out the money or property in the following order:

          First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7 hereof;
                              -----------

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

          Third: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date,
                         ------------
the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11
                                                                 ------------
does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
                                                                        -------
6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount
---
of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1 Duties of Trustee

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) this paragraph does not limit the effect of Section 7.1(b) hereof;
                                                     --------------

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
            -----------

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c) hereof.
                      ---------------  -----      ------

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Subject to Section 7.1(a) hereof, no provision of this Indenture shall
                    --------------
require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.2 Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or
                                   --------------    -------------
(ii) any other event of which the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or any Holder of the Securities.

Section 7.3 Individual Rights of Trustee

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10
                                                                 -------------
and 7.11 hereof.
--------

Section 7.4 Trustee's Disclaimer

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

Section 7.5 Notice of Defaults

     If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6 Reports by Trustee to Holders

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act ss.313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity

     (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services as set forth in a separate fee agreement between the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys' fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether
                -----------
asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

     (b) To secure the Company's payment obligations in this Section 7.7, the
                                                             -----------
Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Securities.

     (c) The Company's payment obligations pursuant to this Section 7.7 shall
                                                            -----------
survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(9) hereof with respect to the Company, the expenses are
             -------------
intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.
                                -----------

     (b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or
               ------------
insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

     (c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.
                -----------

     (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) If the Trustee fails to comply with Section 7.10 hereof after written
                                             ------------
notice thereto, the Holders of at least 10% in principal amount of the then outstanding securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (g) Notwithstanding the replacement of the Trustee pursuant to this Section
                                                                         -------
7.8, the Company's obligations under Section 7.7 hereof shall continue for the
---                                  -----------
benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger

     (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     (b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification

         The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company

     The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act
Section 311(a) to the extent indicated.

                                  Article VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Discharge of Liability on Securities; Defeasance

     (a) Subject to Section 8.1(c) hereof, when (i)(x) the Company delivers to
                    --------------
the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.6 hereof) for cancellation or (y) all outstanding Securities not
   -----------
theretofore delivered for cancellation have become due and payable at their scheduled maturity or (z) all outstanding Securities not theretofore delivered for cancellation have become scheduled for redemption under arrangements satisfactory to the Trustee as a result of the giving of notice of redemption by the Trustee in the name and at the expense of the Company in accordance with
Article III hereof and the Company irrevocably deposits or causes to be
-----------
deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums then payable by it under this Indenture and the Securities; and
(iv) the Company has delivered irrevocable instructions to the Trustee under this

 Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture, and the obligations of the Company and the Subsidiary Guarantors under the Securities and the Subsidiary Guarantees, on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

     (b) Subject to Section 8.2 hereof, the Company at its option at any time
                    -----------
may terminate (i) all its obligations, subject to Section 8.1(c) hereof, under
                                                  --------------
the Securities and this Indenture and all obligations of the Guarantors with respect to their Subsidiary Guarantees ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section
                  -----------   ----------  -----------  -----------  -------
4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 hereof
---  -----------  -----------  -----------  ------------  ------------
and clause (a)(4) of Section 5.1 hereof and the Company may omit to comply with
                     -----------
and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to clause
                             -------------
(a)(4) of Section 5.1) and Section 6.1(4) hereof and the operation of Section
          -----------      --------------                             -------
6.1(5), Section 6.1(6), Section 6.1(7) and Section 6.1(8) hereof and, (with
------  --------------  --------------     -------------
respect only to Significant Subsidiaries) Section 6.1(9) hereof, and the events
                                          --------------
specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except
                                       --------------------------
as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Subsidiary Guarantee.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section
                                                        --------------  -------
6.1(5), Section 6.1(6), Section 6.1(7), Section 6.1(8), and (with respect only
-----   --------------  --------------  -------------
to Significant Subsidiaries) Section 6.1(9) hereof or the failure of the Company
                             --------------
to comply with clause (a)(4) of Section 5.1 hereof.
                                -----------

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b)
                                           -------------      -------------
hereof, the obligations of the Company in Section 2.3, Section 2.4, Section 2.5,
                                          -----------  -----------  -----------
Section 2.6, Section 2.7, Section 2.9, Section 7.7, Section 7.8 hereof, and in
-----------  -----------  -----------  -----------  -----------
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and
                                              -----------  -----------
Section 8.5 hereof shall survive.
-----------

Section 8.2 Conditions to Defeasance

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

     (2) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred;

     (3) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or
(b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of

Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

Section 8.3 Delivery and Application of Trust Money

     (a) Any money or Government Securities to be delivered to or deposited with the Trustee by the Company shall be delivered to or deposited with the Paying Agent for further delivery to or deposit with the Trustee.

     (b) The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited
                                   ------------
money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Securities.

Section 8.4 Repayment to Company

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.5 Indemnity for Government Securities

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.6 Reinstatement

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal
                                   ------------
proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.1 Without Consent of Holders

     The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without notice to or consent of any Holder:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's or a Guarantor's properties or assets in compliance with this Indenture;

     (4) to add or release Guarantors in compliance with this Indenture;

     (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

     (6) to secure the Securities, including pursuant to the requirements of
Section 4.5;
-----------

     (7) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

     (8) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities; or

     (9) to provide for the issuance of Additional Securities in accordance with this Indenture.

     After an amendment or supplement under this Section 9.1 becomes effective,
                                                 -----------
the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any such amendment or supplement under this Section 9.1.
                      -----------

Section 9.2 With Consent of Holders

     The Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities). Subject to the following sentence, any existing Default or compliance with any provision of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

     (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 4.7 or 4.11);
                            ------------    ----
     (3) reduce the rate of or change the time for payment of interest on any Security;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

     (5) make any Security payable in money other than that stated in the Securities;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities (except as permitted by clause (7) below);

     (7) waive a redemption payment with respect to any Security (other than a payment required by Sections 4.7 or 4.11);
                    ------------    ----
     (8) modify any Subsidiary Guarantee in any manner adverse to the Holders of the Securities or release any Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of this Indenture;

     (9) make any change in the ranking of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders of the Securities or the Subsidiary Guarantees; or

     (10) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.2.
                   ------------

     The consent of the Holders is not necessary under this Section 9.2 to
                                                            -----------
approve the particular form of any proposed amendment or waiver. It is sufficient if the consent approves the substance of the proposed amendment or waiver.

     After an amendment, supplement or waiver under this Section 9.2 becomes
                                                         -----------
effective, the Company shall mail to each Holder of Securities affected thereby a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.
                                                           -----------

Section 9.3 Compliance with Trust Indenture Act

     Every amendment to this Indenture, the Securities or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

Section 9.4 Revocation and Effect of Consents and Waivers

     A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security (or any Holder of a Security issued upon the registration of transfer or exchange thereof or in lieu thereof), even if notation of the amendment, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5 Notation on or Exchange of Securities

     If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.6 Trustee To Sign Amendments

     The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE X

                              SUBSIDIARY GUARANTEE

Section 10.1 Subsidiary Guarantee

     Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9
                                                                    -----------
hereof, jointly and severally, unconditionally Guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to
Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other
-----------    ------------
monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of
                        ---------
any Obligation.

         The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Obligations. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any
                                              ---------
other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Company, or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

     The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein constitute a guarantee of payment when due (and not a Subsidiary Guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Obligations.

     The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release,
                   ------------
surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

     The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated Maturity, upon optional redemption, required repurchase, acceleration, redemption or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein,
            ----------
notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith
----------
become due and payable by the Guarantors for the purposes of this Section 10.1.
                                                                  ------------

     The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.
                                              ------------

Section 10.2 Limitation on Liability

     Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3 Execution and Delivery of Subsidiary Guarantee

     To evidence its Subsidiary Guarantee set forth in Section 10.1, each
                                                       ------------
Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by
                                      ---------
manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers by execution of the signature page hereof or by execution of a supplemental indenture substantially in form of Exhibit E hereof.
           ---------

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.1 will remain in full force and effect notwithstanding any failure to
------------
endorse on each Security a notation of such Subsidiary Guarantee. If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Subsidiaries) after the Issue Date, the Company will comply with the provisions of Section 4.9 hereof.
   -----------

Section 10.4 Successors and Assigns

     Except as otherwise provided in Section 10.9 hereof, this Article X shall
                                     ------------              ---------
be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities and the Subsidiary Guarantees.

Section 10.5 No Waiver

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall
                                                               ---------
operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6 Right of Contribution

     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in
                       ---------
no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7 No Subrogation

         Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.8      Modification

         No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9 Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor

(a) The Company shall not permit a Guarantor to sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor) unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)      either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(B) an amount equal to the Net Proceeds of such sale or other disposition is applied in accordance with Section 4.7 hereof.

(b) The Subsidiary Guarantee of a Guarantor will be released in accordance with Section 10.9(c) hereof:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), other than to the Company or another Guarantor, if the Company applies the Net Proceeds of that sale or other disposition in accordance with Section 4.7 hereof;

(2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) other than to the Company or another Guarantor, if the Company applies the Net Proceeds of that sale or other disposition in accordance with
         Section 4.7 hereof; or

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

which release shall be evidenced by a supplemental indenture satisfactory to the Trustee and the Company.

(c) In the case of either: (a) or (b) above, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale or other disposition (in the case of (a)) or release (in the case of (b)), and any supplemental indenture, comply with this Indenture.

(d) Notwithstanding anything in this Section 10.9 to the contrary, a Subsidiary Guarantor may consolidate with or merge into the Company or another Subsidiary Guarantor, and may transfer, sell or dispose of all or substantially all its assets to the Company or another Subsidiary Guarantor.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1      Trust Indenture Act Controls

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 11.2 Notices

     Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

     if to the Company or the Guarantors:

               KCS Energy, Inc.
               5555 San Felipe, Suite 1200
               Houston, Texas 77056
               Attention:  Chief Financial Officer
               Facsimile: (713) 877-1372

     with a copy to:

     Andrews Kurth LLP
               600 Travis, Suite 4200
               Houston, Texas  77002
               Attention: Diana Hudson, Esq.
               Facsimile: (713) 220-4285

     if to the Trustee:

               U.S. Bank National Association 100 Wall Street, Suite 1600 New York, New York 10005
               Attention: Corporate Trust Administration
               Facsimile: (651) 495-8097

     The Company or the Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be delivered to the Holder at the Holder's address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

     All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3 Communication by Holders with other Holders

     Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any; provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5 Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.6 When Securities Disregarded

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.7 Legal Holidays

     A "Legal Holiday" is a day that is not a Business Day. Notwithstanding any other provisions of this Indenture, the Securities or the Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8 Governing Law

     THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

Section 11.9 No Personal Liability of Directors, Officers, Employees and Shareholders

     No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.10 Successors

     All agreements of the Company and (except as otherwise provided in Section
10.9 hereof) the Guarantors in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Multiple Originals; Counterparts

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 11.12 Severability

     In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13 Variable Provisions

     The Company initially appoints The Bank of New York Trust Company, N.A. as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.

Section 11.14 Table of Contents; Headings

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.15 No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                  KCS ENERGY, INC.

                                  By:    /s/ James W. Christmas
                                         ---------------------------------------
                                         Name:  James W. Christmas
                                         Title: Chief Executive Officer
                                                and Chairman of the Board

                                         GUARANTORS:

                                         KCS RESOURCES INC.

                                         By:    /s/ J.T. Leary
                                                --------------------------------
                                                Name:  J.T. Leary
                                                Title: Vice President and
                                                       Chief Financial Officer

                                         MEDALLION CALIFORNIA PROPERTIES COMPANY

                                         By:    /s/ J.T. Leary
                                                --------------------------------
                                                Name:  J.T. Leary
                                                Title: Vice President and
                                                       Chief Financial Officer


                                         KCS ENERGY SERVICES, INC.

                                         By:    /s/ J.T. Leary
                                                --------------------------------
                                                Name:  J.T. Leary
                                                Title: Vice President and
                                                       Chief Financial Officer


                                         PROLIQ, INC.

                                  By:    /s/ James W. Christmas
                                         ---------------------------------------
                                         Name:  James W. Christmas
                                         Title: President, Chief Executive
                                                Officer and Chairman
                                                of the Board



                                         U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee

                                         By:    /s/ Richard H. Prokosch
                                                --------------------------------
                                                Name:  Richard H. Prokosch
                                                Title: Vice President

     Signature Page to KCS Energy, Inc. Indenture, dated as of April 1, 2004

                                                                       Exhibit A

                               [Face of SECURITY]

                                KCS ENERGY, inc.

                          7 1/8 % SENIOR NOTE DUE 2012

                                                        CUSIP NO. [482434 AE 7]1
                                                                  [U24459 AB 2]2

No. __                                          Principal Amount $______________

     KCS ENERGY, INC., a Delaware corporation, promises to pay to ___________, or registered assigns, the principal sum of _________________________________ dollars on April 1, 2012.

     Interest Payment Dates: April 1 and October 1, commencing October 1, 2004.

     Record Dates: March 15 and September 15.

     Dated:  _________ __, 20__

                                KCS ENERGY, INC.


                                By:
                                     -------------------------------------------
                                       Name:
                                       Title:


                                By:
                                     -------------------------------------------
                                       Name:
                                       Title:



U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
     ----------------------
     Authorized Signatory

---------------------------
1 For Securities sold in reliance on Rule 144A
2 For Securities sold in reliance on Regulaion S.

                               [Back of Security]

                                KCS ENERGY, INC.

                           7 1/8 % SENIOR NOTE DUE 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. KCS Energy, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 7 1/8 % per annum from April 1, 2004 until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2004. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The
   ------------
Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the Borough of Manhattan, the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by such Paying Agent by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least $5,000,000 aggregate principal amount of the Securities and will have provided wire transfer instructions to the Company and the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

     4. Indenture. The Company issued the Securities under an Indenture, dated as of April 1, 2004 (the "Indenture"), among the Company, the Guarantors named on the signature pages thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Company initially issued $175,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities under the Indenture subsequent to April 1, 2004, subject to Section 4.3 of the Indenture; provided,
                                        -----------
however, in no event may the Company issue any Additional Securities if, as a result of any such issuance, the aggregate principal amount of Securities outstanding would exceed the maximum aggregate principal amount of Securities permitted under the Existing Credit Facilities or any other Credit Facilities, in each case as in effect on the date of such issuance.

     5. Optional Redemption.

     (a) On and after April 1, 2008 the Company may redeem all or a part of the Securities, at any time or from time to time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities at such Holder's registered address, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is prior to the Redemption Date), if redeemed during the 12-month period beginning April 1 of the years indicated:

                           Year                                       Percentage
--------------------------------------------------------------------  ----------
2008................................................................   103.563%
2009................................................................   101.781%
2010 and thereafter.................................................   100.000%


     (b) On or prior to April 1, 2007, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Securities (including any Additional Securities) originally issued prior to the Redemption Date under the Indenture at a Redemption Price of 107.125% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date) with the Net Cash Proceeds of one or more Equity Offerings; provided that
(i) at least 65% in aggregate principal amount of the Securities (including any Additional Securities) originally issued remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

     6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees or similar governmental charges required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Indenture.

     7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

     8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company's or a Guarantor's obligations under the Indenture and the Securities, (iv) to add or release Guarantors in compliance with the Indenture,
(v) to secure the Securities, (vi) to make any change that would provide any additional rights or benefits to the Holders, (vii) to make any change that does not adversely affect the legal rights of any Holder, (viii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act or maintaining such qualification, (ix) to provide for the issuance of the Exchange Securities and (x) to provide for the issuance of Additional Securities in accordance with the Indenture.

     9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     10. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

     11. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

     12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     13. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of April 1, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof.]*

     14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

     KCS Energy, Inc.
     5555 San Felipe, Suite 1200
     Houston, Texas 77056
     Attention: Chief Financial Officer









-----------------------------
*Delete for Exchange Security

                                 Assignment Form

         To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

                                                 -------------------------------
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                         Your Signature:
                                        ----------------------------------------
                                       (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:*
                      -------------------------------

-------------------------------------------------
* Participant in a recognized Signature Gurantee Medallion Program (or other signature gurantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate
            -----------    ------------
box below:

                        [ ] Section 4.7 [ ] Section 4.11
                            -----------     ------------

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, state the
                    -----------    ------------
amount you elect to have purchased:

                                $---------------

Date:  _______________

                             Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                on the face of this Security)




                             Tax Identification No.:
                                                      --------------------------


Signature Guarantee:*
                      -------------------------------





-------------------------------------------------
* Participant in a recognized Signature Gurantee Medallion Program (or other signature gurantor acceptable to the Trustee).

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

            SCHEDULE OF Exchanges of interests in the GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                           Principal Amount of this
                           Amount Decrease in      Amount of Increase in       Global Security         Signature of Authorized
                       Principal Amount of this   Principle Amount of this  Following such Decrease     Officer of Trustee or
 Date of Exchange          Global Security            Global Security            or Increase             Securities Custodian
-------------------------------------------------------------------------------------------------------------------------------


                                                                       Exhibit B

                         FORM OF CERTIFICATE OF TRANSFER

KCS Energy, Inc.
5555 San Felipe, Suite 1200
Houston, Texas 77056

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005

     Re: KCS Energy, Inc. 7 1/8 % Senior Notes due 2012

                      (CUSIP [482434 AE 7]1 [U24459 AB2]2

     Reference is hereby made to the Indenture, dated as of April 1, 2004 (the "Indenture"), among KCS Energy, Inc., as issuer (the "Company"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $___________ in such Security[ies] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the 144A Global Security or a Restricted Definitive Security pursuant to Rule
-----------------------------------------------------------------------------
144A. The Transfer is being effected pursuant to and in accordance with Rule
----
144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.



---------------------------
1 For Securities sold in reliance on Rule 144A

2 For Securities sold in reliance on Regulaion S.

     2. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the Regulation S Global Security or a Restricted Definitive Security pursuant to
--------------------------------------------------------------------------------
Regulation S. The Transfer is being effected pursuant to and in accordance with
------------
Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

     3. [_] Check and complete if Transferee will take delivery of a beneficial
     --------------------------------------------------------------------------
interest in the IAI Global Security or a Restricted Definitive Security pursuant
--------------------------------------------------------------------------------
to any provision of the Securities Act other than Rule 144A or Regulation S. The
---------------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b)[_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c)[_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

     4. [_} Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
an Unrestricted Global Security or of an Unrestricted Definitive Security.
--------------------------------------------------------------------------

     (a)[_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         ---------------------------------------
                                                [Insert Name of Transferor]



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Dated:  _______________________

                                                                       Exhibit C

                         Form of Certificate of Exchange

KCS Energy, Inc.
5555 San Felipe, Suite 1200
Houston, Texas 77056

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005

                 Re: KCS Energy, Inc. 7 1/8 % Senior Notes due 2012

                      (CUSIP [482434 AE 7]1 [U24459 AB 2]2

     Reference is hereby made to the Indenture, dated as of April 1, 2004 (the "Indenture"), among KCS Energy, Inc., as issuer (the "Company"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $____________ in such Security[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Securities or Beneficial Interests
            --------------------------------------------------------------------
in a Restricted Global Security for Unrestricted Definitive Securities or
-------------------------------------------------------------------------
Beneficial Interests in an Unrestricted Global Security
-------------------------------------------------------

     (a)[_] Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.



---------------------------
1 For Securities sold in reliance on Rule 144A

2 For Securities sold in reliance on Regulaion S.

     (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Securities or Beneficial Interests in
        -----------------------------------------------------------------------
Restricted Global Securities for Restricted Definitive Securities or Beneficial
-------------------------------------------------------------------------------
Interests in Restricted Global Securities
-----------------------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

     (b) [_] Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] 144A Global Security, Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          --------------------------------------
                                          [Insert Name of Transferor]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
Dated:  ______________________

                                                                       Exhibit D

                    FORM OF NOTATION OF subsidiary GUARANTEE

     For value received, the undersigned Guarantor (which term includes any successor to such Guarantor under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 1, 2004 (the "Indenture") among KCS Energy, Inc. (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"), the full and punctual payment of the principal of, premium if any, and interest on the Securities (as defined in the Indenture) when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to
Section 4.7 or Section 4.11 of the Indenture, acceleration or otherwise, and all
-----------    ------------
other monetary obligations owing by the Company under the Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Indenture. The obligations of the undersigned Guarantor to
   ---------
the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the
                                                       ---------
Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that this Subsidiary Guarantee shall be released upon any defeasance of this Security in accordance with the provisions of the Indenture.

                                            [NAME OF GUARANTOR(S)]


                                            By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                       Exhibit E

                         FORM OF SUPPLEMENTAL INDENTURE
                      TO BE DELIVERED BY FUTURE GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 20__, among [Name of Future Guarantor(s)] (the "New Guarantor"), a subsidiary of KCS Energy, Inc., a Delaware corporation (or its permitted successor), (the "Company"), the existing Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the "Trustee"). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the "Guarantors", or individually as a "Guarantor."

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 1, 2004, relating to the 7 1/8% Senior Notes due 2012 (the "Securities") of the Company;

     WHEREAS, Section 4.9 of the Indenture provides that if the Company or any
              -----------
of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Subsidiaries) after the Issue Date, then the Company shall cause newly acquired or created Restricted Subsidiary to become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee as provided in the Indenture; and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Company and the
                          -----------
Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

     NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

     3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Subsidiary Guarantee of any Guarantor.

     4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUBSIDIARY GUARANTEE.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated:  _______________, 20__

                                      [NEW GUARANTOR]

                                      By:      _______________________________
                                               Name:
                                               Title:

                                      [OTHER GUARANTORS]

                                      By:      _______________________________
                                               Name:
                                               Title:

                                      KCS ENERGY, INC.

                                      By:      _______________________________
                                               Name:
                                               Title:

                                      U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                      By:   _______________________________
                                            Authorized Signatory